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                                                             EXHIBIT 10.2



                      SUBSIDIARY FORMATION AGREEMENT

                  This Subsidiary Formation Agreement (the "Agreement") is made and entered into this 26th day of June, 1996 by and between Moscom Corporation, a Delawarecorporation, and Votan Corporation, a Delaware corporation.
                  WHEREAS, MOSCOM desires to transfer to Votan, and Votan desires to acquire certain assets and liabilities of MOSCOM relating to the business and operations of the Votan division of MOSCOM.
                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
                  1. Definitions. As used in the Agreement, the following terms shall have the following meaning:
                  a. "Assets" shall mean (i) all Intellectual Property; (ii) all licenses, franchises, permits, approvals or other similar authorizations;
(iii) all books, records, files and papers, whether in hard copy or computer format, including, without limitation, research and development information, all materials and analyses prepared by consultants and other third parties, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any tax-related information; (iv) all goodwill; (v) all claims and choses in action; (vi) all accounts, prepaid expenses, notes and other receivables;
(vii) all security deposits; (viii) all raw materials, parts, work-in-






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process, finished goods, supplies and other inventories; (ix) all rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments ("Contracts"), including but not limited to the Contracts set forth on Exhibit A attached hereto; (x) all rights, claims, credits, causes of action or rights of set-off against third parties and (xi) all equipment, machinery, improvements, furniture and fixed assets set forth on Exhibit A-1.
                  b. "Assumed Liabilities" shall have the meaning ascribed to such term in Section 3 below.
                  c. "Business of Votan" shall mean the business and operations of the Votan Division, as currently conducted and proposed to be conducted and all activities associated therewith.
                  d. "Closing" shall mean the closing of the transactions contemplated hereunder on the Closing Date.
                  e. "Closing Date" shall mean June 26, 1996.
                  f. "Intellectual Property" shall mean all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registration, (B) trademarks, service marks, trade dress, logos, trade names, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (f) trade secrets and confidential

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business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.
                  g. "Licensed Technology" shall mean any portion of the Intellectual Property used or useful in connection with the following products of the Votan Division: (i) TeleVoice (Voice Controlled IVR System); (ii) Model 2400 Telephone Interface Voice Recognition Board; (iii) Model 2450 Microphone/Speaker Interface Voice Recognition Board; (iv) Model 5400 Telephone Interface Verification Board; and (v) Model 5450 Microphone/Speaker Interface Verification Board.
                  h. "Moscom" shall mean Moscom Corporation, a Delaware corporation.
                  i. "Opening Balance Sheet" shall mean a balance sheet prepared as of the Closing Date, in accordance with generally accepted accounting principles from the books and records of Moscom, setting forth the assets and liabilities of the Subsidiary as at the Closing Date.
                  j. "Subsidiary" shall mean Votan Corporation, a Delaware corporation and a wholly owned subsidiary of Moscom.

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                  k. "Votan Assets" shall mean all of the Assets used or
useful in and to the Business of Votan, including without limitation (i) the products set forth on Exhibit B hereto and (ii) all of the Intellectual Property related thereto.
                  l. "Votan Division" means the Votan Division of Moscom, which is based in Pleasanton, California and which is engaged in the development of speech recognition and voice verification technologies.
                  2. Transfer of Assets to Subsidiary. In consideration for the issuance to Moscom of 1,000 fully paid, non-assessable shares of common stock of the Subsidiary, par value $.01 per share, Moscom shall assign, transfer, convey and deliver to the Subsidiary, in the form of a capital contribution, the Votan Assets, subject to the liabilities of Moscom related thereto as such liabilities appear on the Opening Balance Sheet which are to be assumed by the Subsidiary as set forth in Section 3 below.
                  3. Assumption of Liabilities by Subsidiary. In further consideration for the conveyance of the Votan Assets, the Subsidiary shall assume and agree to pay, perform and discharge all debts, obligations, contracts and liabilities of (i) Moscom related to the Votan Assets as set forth on the Opening Balance Sheet and (ii) all of Moscom's (a) liabilities under the Contracts; (b) costs and expenses incurred for and on behalf of the Subsidiary related to the formation of the Subsidiary and the hiring of executive officers of the Subsidiary, including recruiting fees and compensation-related expenses; and (c) costs and expenses incurred for and on behalf of the Subsidiary in connection with the organization and funding of the Subsidiary. The costs and expenses referred to in (b) and (c) above shall in the aggregate not exceed $200,000. All such liabilities shall hereinafter collectively be

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referred to as the "Assumed Liabilities." Notwithstanding any provision in this Agreement or any other writing to the contrary, the Subsidiary is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Moscom.
                  4. Instruments of Conveyance and Transfer. At the Closing, the parties hereto shall enter into an Assignment and Assumption Agreement in the form of Exhibit C attached hereto, and Moscom shall deliver to the Subsidiary (i) an Assignment of Patents in the form of Exhibit D attached hereto, (ii) an Assignment of Trademarks in the form of Exhibit E attached hereto and (iii) such other bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as shall be reasonably necessary to vest in the Subsidiary good and marketable title to the Votan Assets. Moscom shall take all such steps as may be necessary to put the Subsidiary in actual possession and operating control of the Business of Votan and the Votan Assets. At the Closing, the Subsidiary shall deliver to Moscom certificates representing 1,000 shares of common stock of the Subsidiary and such other documents and undertakings as may be necessary to reflect the obligation of the Subsidiary to reimburse Moscom for certain expenses as specified in Section 4.
                  5. Capital Resource Commitment. Moscom hereby agrees to meet all of the Subsidiary's capital requirements until the earlier of (i) March 31, 1997 or (ii) the completion of other debt or equity financing by the Subsidiary in an amount of at least $10,000,000.
                  6. Representations of Moscom. Moscom hereby represents and warrants to Votan that:

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                  6.1 Corporate Existence and Power. Moscom is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.
                  6.2 Corporate Authorizations. The execution, delivery and performance by Moscom of this Agreement and the consummation by Moscom of the transactions contemplated hereby are within Moscom's corporate powers and have been duly authorized by all necessary corporate action on the part of Moscom. This Agreement constitutes the valid and binding agreement of Moscom.
                  7. Further Assurances. From time to time, at the Subsidiary's request and without further consideration, Moscom will execute and deliver such other instruments of conveyance and transfer and take such other action as the Subsidiary may reasonably require to more effectively convey, transfer to, and vest in the Subsidiary, and to put the Subsidiary in possession of, any property to be conveyed, transferred and delivered hereunder, and, in the case of contracts and rights, if any, which cannot be effectively transferred without the consent of third parties which is unattainable, Moscom will use its best efforts to ensure that the Subsidiary receive the benefits thereof.
                  8. Employees. On the Closing Date, the Subsidiary will offer employment to such employees of Moscom as the officers of Moscom and the Subsidiary deem appropriate. The compensation levels, benefit programs and terms and conditions of employment offered to such employees shall be determined by market conditions and the Subsidiary's plans for the operation of the Business of Votan. The Subsidiary shall adopt and provide for its employees such insurance plans, benefit plans, vacation and severance

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policies and other benefits as are appropriate, in the Subsidiary's judgment, and shall neither adopt nor assume any of the plans, policies or agreements of Moscom other than such group insurance plans that the Subsidiary elects to assume.
                  9. Licenses. On the Closing Date, Moscom and the Subsidiary shall enter into a License Agreement in substantially the form of Exhibit F attached hereto.
                  10. Service and Supply Agreements. On the Closing Date, Moscom and the Subsidiary shall enter into a Service and Supply Agreement in substantially the form of Exhibit G attached hereto.
                  11. Consent of Third Parties. This Agreement shall not constitute an agreement to assign to the Subsidiary any interest in any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or agreement to assign without the consent of a third party would constitute a breach or a violation thereof or affect adversely the rights of Moscom or the Subsidiary thereunder. If a consent of a third party that is required in order to assign any such interest is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Moscom to convey its interest to the Subsidiary, Moscom will cooperate with the Subsidiary in any lawful and reasonable arrangement to provide that the Subsidiary shall receive the interest of Moscom in the benefits under any such instrument, contract, lease, permit or other agreement or arrangement, including performance by Moscom as agent except where prohibited by law; and any transfer or assignment to the Subsidiary or by Moscom of any interest under any

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such instrument, contract, lease, permit of other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained.
                  12. Closing. On the Closing Date, the transactions contemplated by this Agreement and this document shall be consummated at the offices of Moscom. Moscom shall assign, transfer, convey and deliver to the Subsidiary the various assets contemplated to be conveyed to the Subsidiary hereunder, and the Subsidiary shall assume the various liabilities contemplated to be assumed by it hereunder, subject to the terms and conditions set forth in this Agreement. Each of Moscom and the Subsidiary shall execute and deliver such further instruments as may be reasonably requested by the other in order to carry out the purpose and intent of this Agreement and this document.










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                  WHEREFORE, the parties hereto have executed this Agreement as of the date first above written.

                                         VOTAN CORPORATION


                                         By: /s/ John A. White

                                         Title: President


                                         MOSCOM CORPORATION


                                         By: /s/ Albert J. Montevecchio

                                         Title: President


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